EXHIBIT 99.1

Urgently Notified By Nasdaq Of Non-Compliance With Nasdaq’s Continued Listing Standards

Intends to Submit Compliance Plan to Nasdaq

VIENNA, VA – March 24, 2025 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, announced today that The Nasdaq Stock Market LLC (“Nasdaq”) notified Urgently (the “Notice”) that Urgently’s net income from continuing operations had fallen below the minimum requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(3) (the “Minimum Net Income Requirement”). The Notice also noted that the Urgently does not meet the alternatives of market value of listed securities or stockholders’ equity (collectively with the Minimum Net Income Requirement, the “Continued Listing Standards”).

In accordance with Nasdaq Listing Rule 5810(c)(2)(C), Urgently has 45 calendar days, or until May 5, 2025, to provide Nasdaq with a plan to regain compliance with the Continued Listing Standards (the “Compliance Plan”). If Nasdaq accepts the Compliance Plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice. If Nasdaq does not accept the Compliance Plan, then the Nasdaq staff will provide written notification to Urgently that its common stock will be subject to delisting. Urgently may appeal any such determination to delist its securities, but there can be no assurance that any such appeal would be successful.

Urgently intends to submit the Compliance Plan to Nasdaq within the required time period. There can be no assurance that Nasdaq will accept the Compliance Plan, or that Urgently will be able to regain compliance with the Continued Listing Standards or maintain compliance with any other Nasdaq requirement in the future.

About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Urgently cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Urgently’s ability to regain compliance with the Continued Listing Standards and Urgently’s intentions to submit a Compliance Plan to Nasdaq within the required time period. Urgently’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of important risks and uncertainties, including without limitation the risk that Urgently may not meet the Continued Listing Standards during any compliance period or in the future, the risk that Nasdaq may not grant Urgently relief from delisting, and the risk that Urgently may not ultimately meet applicable Nasdaq requirements after such relief, if any, is granted, among other important risks and uncertainties. A further description of the risks and uncertainties relating to the business of Urgently is contained in Urgently’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Urgently undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.